UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 International Parkway, Suite 325, Heathrow, Florida 32746

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2010, Ruth’s Hospitality Group, Inc. (the “Company”) entered into substantially identical Terms of Employment/Letters of Understanding and Salary Continuation Agreements (the “Agreements”) with Kevin W. Toomy, age 55, and Samuel A. Tancredi, age 56, in connection with Mr. Toomy’s promotion to President and Chief Operating Officer of Ruth’s Chris Steak House (“Ruth’s Chris”) and Mr. Tancredi’s promotion to President and Chief Operating Officer of Mitchell’s Fish Market (“Mitchell’s”). Both promotions were effective March 1, 2010.

Each executive’s annual base salary will be $250,000. In addition, each Agreement provides that the executive may receive a discretionary bonus, subject to budgetary and performance targets as determined by the Company’s board of directors, pursuant to the executive’s management bonus plan. If the executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (as those terms are defined in the Agreements) during the employment term, then the executive will be entitled to receive (i) his base salary for twelve months after the date of such termination, (ii) twelve monthly payments in the aggregate equal to 50% of his prior year bonus compensation, (iii) continued health, welfare and retirement benefits for twelve months, (iv) twelve monthly payments of his automobile allowance, and (v) continued vesting rights for his options and restricted stock for twelve months. Each executive has agreed, during the term of his employment and for twelve months thereafter, not to compete with the Company or solicit any of the Company’s employees or persons with whom the Company has certain business relationships.

From October 2008 to February 2010, Mr. Toomy served as Senior Vice President and Chief Operating Officer of Ruth’s Chris. From September 2008 to October 2008, Mr. Toomy served as the Company’s Vice President of Special Projects. From August 2007 to September 2008, he served as an independent restaurant consultant. From October 2002 to August 2007, he served as Owner and President of Goldcoast Seafood Grill in South Florida. He started his career serving as a General Manager for Steak & Ale, Corporation (“Steak & Ale”), and shortly thereafter, joined two former Steak & Ale executives to grow the now nationwide Houston’s restaurant brand. Mr. Toomy has also been a joint venture partner for the Roy’s and Outback Steakhouse brands.

From December 2008 to February 2010, Mr. Tancredi served as Senior Vice President and Chief Operating Officer of Mitchell’s. From May 2006 to November 2008, Mr. Tancredi was a Franchisee and Chief Operating Officer of six Paradise Bakery & Cafes in Indianapolis, Indiana. From February 2001 to October 2006, Mr. Tancredi served as President, Franchisee and Development Partner of nine Bonefish Grills for Indianapolis-based Fishbuds Inc. Prior to that, Mr. Tancredi served in leadership roles with Outback Steakhouse, Inc., Chi Chi’s and The Magic Pan.

A copy of Mr. Toomy’s Agreement is attached as Exhibit 99.1 and a copy of Mr. Tancredi’s Agreement is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated April 5, 2010 by and between the Company and Kevin W. Toomy

99.2	Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated April 5, 2010 by and between the Company and Samuel A. Tancredi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/s/ John F. McDonald, III
Date: April 8, 2010	Name:	John F. McDonald, III
	Title:	Vice President - Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated April 5, 2010 by and between the Company and Kevin W. Toomy

99.2	Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated April 5, 2010 by and between the Company and Samuel A. Tancredi